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                                                                   EXHIBIT 10.54

                                CREDIT AGREEMENT

         This Credit Agreement dated as of the 27th day of February, 2003, by and between BEASLEY FOOD SERVICE, INC., a Delaware corporation (hereinafter referred to as "Borrower"), and OLD NATIONAL BANK, a national banking association (hereinafter referred to as "Bank").

                             W I T N E S S E T H :

         WHEREAS, the Borrower desires to obtain certain financial accommodations from the Bank; and

         WHEREAS, the Bank is willing to provide such financial accommodations to the Borrower on the terms and subject to the conditions in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. Definitions. When used herein, the capitalized terms defined in the preamble and recitals above shall have the meanings therein stated and the following capitalized terms shall have the meanings ascribed to them below. Other terms used but not otherwise defined herein shall have the meaning ascribed to such terms by the Uniform Commercial Code in effect in Indiana from time to time and GAAP, as the context may require, unless the context expressly provides otherwise.

         1.1 "Account Debtor" means the party, who is obligated on or under any Receivable or Contract Right.

         1.2 "Agreement" means this Credit Agreement between the Borrower and the Bank including all exhibits hereto and the executed originals thereof, as the same may be amended from time to time.

         1.3      "Application for Advance" means that document required by
Section 2.1.1 hereof in the form and substance of Exhibit 1.3 hereof.

         1.4 "Banking Day" means a day which is not (a) Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or
(b) a day on which the New York Stock Exchange is closed. For the Bank, a "Banking Day" ends at 2:00 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Banking Day.

         1.5 "Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended.

         1.6      "Basis Point" means One One-Hundredth of One Percent (0.01%).

         1.7      "Beasleys" means Charles and Marjorie Beasley

         1.8 "Beasley Transportation" means Beasley Transportation, Inc., a Delaware corporation.

         1.9      "Board" means the Board of Governors of the Federal Reserve
System.

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         1.10     "Borrowing Base" means an amount equal to Seventy Percent
(70%) of Eligible Receivables less the PACA Inventory Deduction, as disclosed on the most recent Borrowing Base Report furnished to the Bank pursuant to the requirements of this Agreement.

         1.11     "Borrowing Base Certificate" means the certificate required by
Section 7.2.1 hereof, in the form and substance of Exhibit 1.11 hereto.

         1.12 "Business Day" means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed.

         1.13 "Certificate of No Default" means that certificate required by Section 7.2.4 hereof, in the form and substance of Exhibit 1.13 hereto.

         1.14 "Closing Date" means the date upon which the conditions set forth in Section 6 hereof are satisfied and the financial accommodations referenced in this Agreement are consummated.

         1.15     "Code" means the Internal Revenue Code of 1986, as amended.

         1.16 "Collateral" means all of Borrower's interest in personal property of every kind and nature including all Receivables, Contract Rights, Inventory, Investment Property, Machinery and Equipment, Proprietary Rights, General Intangibles, chattel paper, documents and instruments and shall also include, without limitation, (i) all attachments, accessions and equipment now owned or hereafter affixed to any of the Collateral or used in connection therewith, substitutions and replacements thereof, (ii) all items of Collateral now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including without limitation claims of the Borrower against third parties for loss or damage to or destruction of any Collateral and all insurance proceeds) and any substitution or replacement thereto, (iii) all monies, securities, drafts, notes, items and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, (iv) any and all deposits (general or special), balances, sums, proceeds and credits of the Borrower with, any and all claims of the Borrower against, the Bank, at any time existing, and (v) all labels and other devises, names or marks affixed to or to be affixed to any of the Inventory for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of the Borrower therein and thereto. The Collateral shall also include any property described in any separate schedules at any time or from time to time furnished by the Borrower to the Bank (all of which shall be and hereby are deemed part of this Agreement) and shall also include without limitation all other Collateral now or hereafter pledged, assigned, hypothecated or transferred to the Bank.

         1.17 "Contract Rights" means any right of the Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         1.18 "Current Ratio" means Borrower's current assets divided by current liabilities.

         1.19 "Debt" means Borrower's total indebtedness associated with borrowed money.

         1.20 "Debt to Tangible Net Worth Ratio" means Borrower's Debt divided by Tangible Net Worth.

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         1.21     "Debt Service Coverage Ratio" means the Borrower's net profit plus depreciation and amortization plus interest expense minus taxes divided by all principal and interest payments.

         1.22 "Eligible Receivables" means those Receivables which are not greater than sixty (60) days past due, have been validly assigned to Bank and in which Bank has a first priority security interest and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Receivables will not include the following: (a) Receivables with respect to which the Account Debtor is a shareholder, officer, employee or agent of Borrower, or a corporation more than Five Percent (5%) of the stock of which is owned by any of such persons; (b) Receivables with respect to which the Account Debtor is not a resident of the United States unless supported/confirmed by a Letter of Credit in form or otherwise insured in a manner acceptable to the Bank; (c) Receivables with respect to which the Account Debtor is a subsidiary of, related to, affiliated or has common officers or directors with Borrower; and (d) any Receivables which may be subject to any claim of reduction, counterclaim, setoff, recoupment or any claims for credits, allowances, or adjustments by the Account Debtor because of unsatisfactory services; (e) any Receivables owed by the U.S. Government, or a department or agency thereof, not properly assigned to the Bank; (f) any Receivables not billed or invoiced under usual and customary trade credit terms; (g) any and all Receivables owed by a particular Account Debtor when Twenty-Five Percent (25%) or more of the total Receivables of such Account Debtor are more than ninety (90) days old from the invoice date; (h) any Receivables owed by an Account Debtor who does not meet Bank's standards of credit worthiness in Bank's sole credit judgment exercised in good faith; and
(i) any amounts attributable to retainages.

         1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.24 "Event of Default" means the occurrence of any event specified in Section 9 hereof.

         1.25 "GAAP" means generally accepted accounting principles, in effect from time to time, in the United States excepting for this purpose FAS 141 and 142.

         1.26 "General Intangibles" means all present and future general intangibles (including choses or things in action), goodwill, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer disks, computer software, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, tax refund claims and insurance proceeds, together with all proceeds and products thereof.

         1.27 "Guarantors" means Beasley Transportation, Inc., Landlord and Syndicated, collectively.

         1.28 "Inventory" means all goods, merchandise and other personal property of the Borrower, now owned or existing or hereafter acquired, created or arising, which are held for sale or lease or are furnished or to be furnished under a contract of service or supply or are raw materials, work-in-process, finished goods, or materials used or to be used in the Borrower's business.

         1.29 "Investment Property" shall mean all investment property (as that term is defined in the Uniform Commercial Code) including, without limitation, all securities, whether certified or uncertified, all security entitlements, all securities accounts all commodity contracts and all commodity accounts owned by Borrower in which Borrower has an interest.

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         1.30     "Landlord" means Syndicated Bloomington I LLC, a Delaware
limited liability company.

         1.31 "Leased Premises" means the real estate and improvements located thereon located at 4863 West Vernal Pike, Bloomington, Indiana 47404.

         1.32 "Line of Credit" means the revolving line of credit extended to the Borrower by the Bank, pursuant to the terms and conditions of Section 2.1 hereof, including all renewals and extensions thereof.

         1.33 "Line of Credit Loan" means any advance, and in the plural all advances, made to the Borrower from time to time under the Line of Credit.

         1.34 "Line of Credit Note" means the Revolving Line of Credit Note from the Borrower to the Bank described in Section 2.1.1 hereof, including all renewals and extensions thereof evidencing the Line of Credit Loans.

         1.35 "Loan Documents" means this Agreement, the Notes and such other documents, instruments, certificates, statements or other writings contemplated by or delivered or to be delivered by Borrower in connection with this Agreement.

         1.36 "Loans" means all Line of Credit Loans, including all renewals, modifications, amendments and extensions thereof.

         1.37 "Machinery and Equipment" shall mean all tools, accessories, parts, machinery, equipment, trucks, trailers and other rolling stock, furniture, office equipment, leasehold improvements, fixtures, trade fixtures and accessions and accessories thereto wherever situated, and any substitution or replacement of such property.

         1.38     "Net Worth" means Borrower's net worth as defined by GAAP.

         1.39 "Notes" means the Line of Credit Note, including all renewals and extensions thereof and amendments thereto evidencing the Loans.

         1.40 "PACA Inventory Deduction" means an amount equal to the value of the Inventory in excess of Fifteen Percent (15%) of Borrower's total Inventory consisting of perishable agricultural commodities which may be subject to the Perishable Agricultural Commodities Act (7 U.S.C. Section 499e(c) et seq.).

         1.41 "Plan" means an employee pension benefit plan as defined in ERISA.

         1.42 "Prime Rate" means the fluctuating rate of interest which is publicly announced from time to time by Bank as its "prime rate" or "base rate", with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans.

         1.43 "Proprietary Rights" means all patent rights, patent applications, franchise rights, trademarks, service marks, tradenames, corporate names, copyrights, trade secrets and other proprietary rights and general intangibles necessary to the conduct of the business of the Borrower as it is now

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         conducted, including all reissue applications, registrations, registration applications, and corporate name authorizations applicable thereto.

                  1.44 "Quick Ratio" means Borrower's current assets minus inventories divided by current liabilities.

                  1.45 "Receivables" means all accounts, account receivables, notes, contract rights, contract receivables, contracts, instruments, documents, and chattel paper, whether secured or unsecured which the Borrower owns or hereafter acquires or in which it has or acquires an interest.

                  1.46 "Tangible Net Worth" shall mean the total of the capital stock (less treasury stock), paid- in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any subsidiary as determined on a consolidated basis in accordance with GAAP after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of
         Borrower:

                           (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

                           (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

                           (iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

                           (iv) any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

                  1.47 "Syndicated" means Syndicated Food Service International, Inc., a Florida corporation.

                  1.48 "UCC" means the Uniform Commercial Code as adopted and in force in the State of Indiana from time to time.

                  1.49 "Unmatured Event of Default" means any event which, if it continues uncured (other than obligations which have not matured), will with lapse of time or notice, or both, constitute an Event of Default.

                  SECTION 2. Credit Facilities.

                  2.1 Line of Credit. So long as no Event of Default or Unmatured Event of Default has occurred, the Bank may lend to the Borrower and the Borrower agrees to borrow from the Bank (and to repay to the Bank in accordance with the terms hereof) from time to time an aggregate principal sum equal to the lesser of (i) One Million and No/100 Dollars ($1,000,000.00) and (ii) the Borrowing Base.

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                  2.1.1 The Note; Method of Borrowing. The obligation of the
         Borrower to repay the Line of Credit Loans shall be evidenced by the Line of Credit Note which shall be repayable on or before August 7, 2004, unless extended and renewed pursuant to Section 2.1.3 of this Agreement. As long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and subject to the further conditions and limitations contained herein and until expiration of the Line of Credit, upon acceleration or otherwise, the Borrower may borrow, repay and re-borrow under the Line of Credit Note. Each Line of Credit Loan which the Bank determines to make to the Borrower will, at the discretion of the Bank be conditioned upon the receipt by the Bank of an Application for Advance dated as of the date of request. The Bank, in its sole discretion, shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions which shall be received by it in good faith from anyone identifying himself as a person authorized by certified borrowing resolutions delivered from time to time to the Bank or from anyone reasonably believed by the Bank to be an officer or agent of the Borrower otherwise authorized to borrow funds from the Bank on behalf of the Borrower. The Borrower shall, upon the Bank's request, immediately confirm in writing to the Bank any such oral or telephonic communication. All Line of Credit Loans by the Bank and payments by the Borrower shall be recorded by the Bank on its books and records, and said books and records shall be conclusive evidence of the total indebtedness owed under the Line of Credit.

                  2.1.2 Interest. The Borrower agrees to pay interest on the unpaid balance of the Line of Credit Note outstanding from time to time from the date thereof until its maturity at a variable per annum rate equal to the sum of the Prime Rate plus One Hundred (100) Basis Points and after maturity, whether by acceleration or otherwise or after the occurrence and during the continuation of an Event of Default, at a per annum rate equal to the Prime Rate plus Four Hundred (400) Basis Points. These rates shall change from time to time effective concurrently with a change in the Prime Rate. Interest shall be due and payable commencing on April 7, 2003, and on the seventh day of each month thereafter until maturity of the Line of Credit Note, whether by acceleration or otherwise, and will be computed on the basis of a 360-day year over the actual number of days elapsed. If the Bank has not received accrued but unpaid interest as of the due date thereof (after any applicable cure period), the Bank shall have the right to disburse to itself the amount of such interest as of the date thereof and to add such amount to the principal balance of the Line of Credit.

                  2.1.3 Renewal. Commencing as of May 7, 2004, the Line of Credit will be reviewed by the Bank on or before May 7 of each fiscal year while it is outstanding. If the Bank fails to renew the Line of Credit for whatever reason, the maturity and expiration of the Line of Credit shall be August 7 of such year in which such non-renewal occurs.

                  2.1.4 Reimbursements Due to Payments by the Bank. Any amounts which the Bank is permitted to pay on behalf of the Borrower pursuant to any of the Loan Documents and which in its sole discretion the Bank elects to pay, plus any other amounts to which the Bank is entitled to reimbursement from the Borrower, shall be invoiced to the Borrower and shall be payable Five (5) days after the date of the invoice. If not paid within such Five (5) days, such amounts shall be charged to the Line of Credit. Thereupon, the available Line of Credit shall be immediately reduced by a corresponding amount. Upon being charged to the Line of Credit, these amounts shall be considered to be principal and shall immediately begin to bear interest at the same rate and shall be payable at the same times as set forth in Section 2.1.2 hereof.

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                  2.1.5 Application of Payments. Any payments received from the
         Borrower with respect to the Line of Credit Loan generally shall be applied first to accrued interest thereon, then to any expenses for which the Bank is entitled to reimbursement pursuant to the terms of this Agreement or any of the Loan Documents, and then to the principal balance of the Line of Credit Loan.

                  2.1.6 Collection and Application of Receivables. Unless the Bank otherwise instructs, prior to the occurrence of an Event of Default, or after the occurrence of an Event of Default but before the Bank exercises its rights of notification and collection described below, the Borrower shall make collection of all Receivables for the Bank, receive all payments thereon as the Bank's trustee, and immediately deliver them to the Bank in their original form. After the occurrence of an Event of Default, the Bank or its designee may notify customers or Account Debtors at any time, and from time to time, that the Receivables have been assigned to the Bank and of the Bank's security interests therein, and may collect them directly and charge the collection costs and expenses to the Account.

                  2.1.7 Mandatory Reductions. If at any time the aggregate principal outstanding under the Line of Credit exceeds the lesser of One Million and No/100 Dollars ($1,000,000.00) or the Borrowing Base, either as a result of a decrease in the value of the Borrowing Base or otherwise, the Borrower shall immediately repay to the Bank, without the necessity of notice or demand from the Bank, an amount not less than such excess.

                  2.1.8 Cash Allocation Manager. Notwithstanding any contrary terms or provisions contained in this Section 2, the disbursement procedures associated with the Line of Credit shall be altered during any period of time that the Borrower and the Bank are parties to a Cash Allocation Manager Agreement whose terms shall prevail and control to the extent of any inconsistency between the provisions of this Section 2 and the express provisions of the Cash Allocation Manager Agreement.

         SECTION 3. Expenses. All out-of-pocket expenses of the Bank, including without limitation, field audit fees, UCC search fees, filing fees, recording fees, attorneys' fees and disbursements made by or for the benefit of the Bank with respect to the initial extension of the Loans will be paid by the Bank.

         SECTION 4. Grant of Security Interest. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by the Bank (at the sole discretion of the Bank in each instance) to or for the account of the Borrower, including without limitation this Agreement and the Notes, the Borrower hereby grants and transfers to the Bank a continuing security interest in and a right of setoff against, and the Borrower hereby assigns to the Bank, the Collateral, whether currently owned or hereafter acquired, to secure the payment, performance and observance of all indebtedness, obligations, liabilities, guaranties and agreements of any kind of the Borrower to the Bank, now existing or hereafter arising, direct or indirect (including without limitation any participation or interest of the Bank in obligations of the Borrower to another), acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, due or not, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including without limitation the Notes.

         SECTION 5. Representations and Warranties of the Borrower. To induce the Bank to make the Loans requested by the Borrower, and to provide the financial accommodations to the Borrower

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contemplated by this Agreement, the Borrower represents and warrants, upon which the Bank is entitled to rely and is relying in entering into this Agreement, that:

         5.1 Existence and Power of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly licensed or qualified to transact business in all places where the character of its properties or the nature of its activities make such licensing or qualification necessary; provided that Borrower's operations may require qualification in Kentucky, Ohio or Illinois but Borrower has not received notice or claim from any public official advising of a violation of any state foreign corporation qualification requirement or mandate. The Borrower has full power and legal right to carry on its business as now conducted, to own its property, to execute and deliver this Agreement and the other Loan Documents, to borrow hereunder and to perform and otherwise consummate the obligations contemplated hereby and by the other Loan Documents.

         5.2 Authority. The making and performance by the Borrower of this Agreement, the Notes, the Loans hereunder, and all other Loan Documents imposing obligations on the Borrower, have been duly authorized by all requisite action of the Borrower and will not (i) violate or conflict with any provisions of law or regulation or of any order, injunction, decree or writ of any court or agency of government or of any provision of its Articles of Incorporation or By-Laws,
(ii) result in the breach or violation of, or constitute or result in, or with the passage of time or the giving of notice would result in, a default or require any consent under, any indenture, lease, instrument, arrangement, understanding or other agreement to which the Borrower is a party or by which it or its properties may be bound or affected or (iii) result in or require the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance upon or with respect to any property now owned or hereafter acquired by the Borrower, except as provided herein. This Agreement, the Notes and the other Loan Documents when duly executed and delivered, will constitute the valid, legal and binding obligations of the Borrower, enforceable in accordance with their respective terms.

         5.3 Financial Condition. The Borrower has no contingent liabilities, material liabilities for taxes, unusual forward or long-term commitments outside the ordinary course of business or material unrealized or anticipated losses from any unfavorable commitments which are material with respect to the financial condition, affairs, prospects or business of the Borrower except as reflected or provided for in such financial statements. The financial statements of Borrower contain no material misstatement and omit no material fact necessary to make such financial statements not misleading; nor, at this time is Borrower aware of any event which would have a material adverse impact on the financial condition of Borrower.

         5.4 Litigation. Other than as has been previously described to the Bank as summarized in Exhibit 5.4, there are no suits, investigations, or proceedings (whether administrative, bankruptcy or otherwise) pending or threatened against or affecting the Borrower.

         5.5 Approvals. No approvals, licenses, authorizations, consents, filings, permits or registrations from or with any governmental authority, department or agency are required for the making and performance by the Borrower of this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby. All approvals, licenses, authorizations, consents and permits, if any, required by federal, state or local law, statute, ordinance, rule or regulation for the conduct of Borrower's business have been obtained, are valid and are in full force and effect with no protests, or threats thereof, to the issuance or validity of any thereof having been filed with any governmental office or having been received by the Borrower.

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         5.6      Taxes. The Borrower has filed all tax returns which the
Borrower was required to file as of the date hereof in all jurisdictions, whether federal, state or local, and has paid all taxes that are due and payable, including interest and penalties, if any.

         5.7 Liens. Other than as disclosed on Exhibit 5.7 hereto, as of the Closing Date the Borrower will be the lawful owner, free and clear of all liens and encumbrances, of all property in which it will grant a security interest to the Bank in accordance with Section 4 hereof, there will be no financing statements or lien instruments covering all or any portion of said property which have been executed, recorded or filed, except those in favor of the Bank, and the security interests granted to the Bank herein and pursuant to the provisions hereof will be valid, perfected, and of first priority.

         5.8 Full Disclosure. Any financial statements or projections delivered to the Bank by Borrower do not nor do this Agreement and the Loan Documents made or furnished by the Borrower to the Bank in connection with the financial accommodations contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any facts necessary to make such statements not misleading in light of the circumstances in which they are made.

         5.9 Regulation U. The Borrower is not engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U issued by the Board. The proceeds of the Loans made pursuant to this Agreement will be used by the Borrower only for the purposes set forth in Section 5.13 of this Agreement.

         5.10 Employee Benefit Plans. Each Plan maintained by the Borrower is described in Exhibit 5.10 to this Agreement and is in compliance with ERISA, the Code and all applicable rules and regulations adopted by regulatory authorities pursuant thereto. The Borrower has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. Each Plan described in Exhibit 5.10 is an individual account plan as defined in
Section 3(34) of ERISA and, as such, is not subject to the minimum funding rules of ERISA or the jurisdiction of the Pension Benefit Guaranty Corporation.

         5.11 Investment Company Act. The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.12 Nature of Business and Assets. The Borrower operates a wholesale food delivery and distribution business. The Borrower owns no interest in any other corporation, partnership, joint venture or other business enterprise. The location of Borrower's principal office, other business locations and all of the Borrower's material tangible assets and records (including without limitation, the Inventory) is listed in Exhibit 5.12 hereto. In the event that any Collateral will be attached to real estate, the description of such real estate and the known owner of record of such real estate shall be furnished to the Bank and appended to this Agreement as Exhibit 5.12-A. If any of the Collateral is attached to such real estate prior to the perfection of the security interests granted herein, the Borrower will, on demand, furnish the Bank with a subordination, disclaimer or disclaimers, executed by all persons having an interest in such real estate. The Borrower has no subsidiaries, wholly-owned or otherwise, or affiliates other than shareholders, directors and officers and the Guarantors. The Borrower uses no names (fictitious or otherwise), other than its own and that of "Beasley Produce" in the operation and conduct of its business. The Borrower has no subsidiaries, wholly owned or otherwise. The Borrower is not in violation of any law, regulation, order, injunction, decree or writ relating to or affecting the Borrower, its business, or the

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conduct thereof, including without limitation, laws relating to securities, health and safety of employees, environment and pollution control, pricing, sales and distribution of products and exporting of goods and materials, collective bargaining rights, equal opportunity in employment and advancement, political contributions or improper payments the result of which would not have a material adverse effect. The Borrower is not in material default under any indenture, lease, instrument or other agreement to which the Borrower is a party or by which it is bound.

         5.13 Use of Proceeds. The proceeds of the Notes will be used by the Borrower for general working capital purposes.

         SECTION 6. Closing; Security and Conditions of Lending. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at such location as the Bank and the Borrower may mutually agree. As conditions precedent to the advancement of any funds pursuant to this Agreement, the following matters shall have been completed to the Bank's satisfaction and the Bank shall have received from the Borrower and the Borrower agrees to furnish or cause to be furnished to the Bank the following in form and content satisfactory to the Bank:

         6.1 The Line of Credit Note and Agreement. The Line of Credit Note and this Agreement, each signed by duly authorized officers of the Borrower.

         6.2 Security Agreement. A Security Agreement and Perfection Certificate, each completed and signed by a duly authorized officer of Borrower.

         6.3 Guaranties. Unconditional Unlimited Continuing Guaranties executed by each of the Guarantors.

         6.4 Application for Advance. An Application for Advance, together with a completed Borrowing Base Report, each signed by duly authorized officers of Borrower.

         6.5 Officer's Certificates. Officers certificates, complete with exhibits with respect to the Borrower's and each of the Guarantors' organizational documents, resolutions and incumbency in form and substance acceptable to the Bank.

         6.6 Certificates of Existence. Certificates of the Secretary of State of Delaware and Florida certifying that, as applicable, each of the Borrower and the Guarantors are organized and existing under the laws of the State of Delaware and Florida, as applicable.

         6.7 Certificates of Authority/Qualification. Certificates of the Secretaries of States of those states where Borrower and the Guarantors are qualified to do business as foreign corporations or other organizations, including without limitation, Indiana.

         6.8 Evidence of Insurance. Certified copies of insurance policies evidencing insurance coverage as required to be maintained by the Borrower pursuant to this Agreement and the Loan Documents and a Loss Payee Endorsement in form acceptable to the Bank, assigning the proceeds of such policies to the Bank to secure repayment of the Loans, as well as any and all other obligations and liabilities of the Borrower to the Bank.

         6.9 Assignment of Lease. A Collateral Assignment of Tenant's Interest in Lease regarding the Leased Premises executed by duly authorized officers of the Borrower.

         6.10 Landlord's Waiver. A Landlord's Waiver and Consent to Assignment regarding the Leased Premises executed by duly authorized officers of the Landlord and acknowledged by duly authorized officers of the Borrower.

         6.11 Financing Statements. UCC Financing Statements, in form and substance acceptable to Bank, to be filed in the Indiana, Florida and Delaware Secretary of State's Offices, Uniform Commercial Code Division, and the Monroe County, Indiana Recorder's Office.

         6.12 Reimbursement of Fees. Payment of the expenses reimbursable to the Bank pursuant to Section 3 hereof.

         6.13 Environmental Certificate. An Environmental Certificate relating to the condition of the Leased Premises and providing for further rights and remedies of the Bank executed by duly authorized officers of the Borrower.

         6.14 Financial Statements. Certain financial statements of Borrower and Guarantors as requested in advance by the Bank.

         6.15 Opinion of Counsel. Opinions of legal counsel executed by legal counsel to the Borrower and the Guarantors.

         6.16 Life Insurance Assignments. An Assignment of Life Insurance Policy as Collateral upon the life of Charles D. Beasley in an amount of not less than One Million and No/100 Dollars ($1,000,000.00), together with a specimen copy or copies of such life insurance policies.

         6.17 Fixed Asset Appraisal. An appraisal of the Borrower's fixed assets, in form and content reasonably acceptable to the Bank

         6.18 Subordination Agreement. A Subordination Agreement, in form and content acceptable to the Bank, executed and delivered by the Beasleys.

         6.19 Pledge Agreement. A Pledge Agreement executed by Syndicated pledging all of its right, title and interest in the ownership interests of Borrower and the other Guarantors (other than Syndicated), together with stock powers, irrevocable proxies and the original share certificates or other evidence of ownership of such shares or ownership interests.

         6.20 Cash Allocation Manager Agreement. A Cash Allocation Manager Agreement executed by duly authorized officers of the Borrower.

         6.21 Subsequent Advances. At the time of each advance under the Line of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties contained in this Agreement, including without limitation those in Section 5 hereof, shall be true and correct as of the date of the advance except as previously disclosed in writing to the Bank.

         6.22 Other Information. Such other certificates, statements, documents and information as the Bank may reasonably request in connection with this Agreement.

         SECTION 7. Affirmative Covenants. Unless the Bank otherwise consents in writing and until payment in full of the Loans and fulfillment of all other obligations and liabilities of the Borrower to the Bank, the Borrower agrees as follows:

         7.1 Payment of Loans. The Borrower agrees to repay the Loans in accordance with the terms and conditions of this Agreement and the Notes.

         7.2 Financial Statements. The Borrower agrees that it shall furnish to the Bank:

                  7.2.1 As soon as available and in no event later than Thirty (30) days after the close of each calendar quarterly period of each fiscal year, (a) Borrower's (or the consolidated group in which Borrower reports) balance sheet and a statement of income, expenses and retained earnings prepared as of the end of such period and on a year to date basis prepared in accordance with GAAP by Borrower's independent certified public accountants on a reviewed basis and certified as accurate by the Borrower's duly authorized representative,
         (b) Borrower's receivables aging schedule, (c) Borrower's payables aging schedule, and (d) such other financial information regarding Borrower as the Bank may reasonably request from time to time.

                  7.2.2 As soon as available and in no event later than Ninety (90) days following the close of each fiscal year of the Borrower, a balance sheet and statement of income, expenses and retained earnings, and a statement of changes in the financial position of the Borrower, together with supporting schedules reflecting the financial condition of the Borrower at the close of such year and the results of its operations during such year, all of such statements which shall be prepared in accordance with GAAP consistently applied and shall be audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to the Bank.

                  7.2.3 As soon as available and in no event later than Thirty (30) days after the close of each calendar quarterly period of each fiscal year, (a) Landlord's (or the consolidated group in which Landlord reports) balance sheet and a statement of income, expenses and retained earnings prepared as of the end of such period and on a year to date basis prepared in accordance with GAAP and certified as accurate by the Landlord's duly authorized representative, and (b) such other financial information regarding Landlord as the Bank may reasonably request from time to time.

                  7.2.4 As soon as available and in no event later than Ninety (90) days following the close of each fiscal year of the Landlord, a balance sheet and statement of income, expenses and retained earnings, and a statement of changes in the financial position of the Landlord (or the consolidated group in which Landlord reports), together with supporting schedules reflecting the financial condition of the Landlord at the close of such year and the results of its operations during such year, all of such statements which shall be prepared in accordance with GAAP consistently applied and shall be audited by independent certified public accountants of recognized standing selected by Landlord and satisfactory to the Bank.

                  7.2.5    As soon as available and in no event later than Ten
         (10) days after the close of each calendar monthly period of each fiscal year, a Borrowing Base Certificate certified as accurate by the Borrower's duly authorized representative.

                  7.2.6 At the time of submission of each of the financial statements requested by this Section 7.2, a Certificate of No Default in the form of Exhibit 1.12 hereto, dated as of the date of submission.

                  7.2.7 Such other information as the Bank may reasonably request from time to time.

         7.3 Adverse Changes and Litigation. The Borrower shall give notice in writing to the Bank of (a) the occurrence of any Event of Default or Unmatured Event of Default or of any other change or occurrence which could have a material adverse effect on its financial condition or business, promptly but not later than Five (5) Business Days after occurrence; (b) all litigation or any threat thereof and all proceedings and investigations or any threat thereof before or by any governmental or regulatory agencies affecting the Borrower, any of which, if adversely determined, may have a material adverse effect on the financial condition or business of the Borrower, promptly but not later than Five (5) Business Days of service of process or other notification or threat of such litigation and/or proceedings; and (c) the actual knowledge of the occurrence of any facts which would cause the representations and warranties set forth in Section 5 hereof to become untrue or materially misleading.

         7.4 Insurance. The Borrower shall keep adequately insured in appropriate amounts (but not less than the aggregate of the principal balance plus accrued interest thereon outstanding from time to time under the Notes and under the Agreement, and, in any event, not less than replacement value of the Collateral and in amounts sufficient to prevent the Borrower or the Bank from becoming a co-insurer of any loss by financially sound and reputable insurers) all property of a character usually insured by entities engaged in the same or similar business, similarly situated, against loss or damage by fire, extended coverage perils and business interruption, as well as such other risks and liabilities customarily insured against by such businesses, and shall furnish evidence thereof to the Bank. Each policy in respect to the insurance required by this Section 7.4 shall (a) bear a first lien holder endorsement in favor of the Bank and in form and in substance satisfactory to the Bank in its sole discretion, providing that any loss thereunder involving the Collateral or the insured property shall be made payable to the Bank and the Borrower, as their interests may appear, notwithstanding any failure by the Borrower to pay any premium, fee of other amount with respect to such policy, and (b) contain agreements by the insurer that it shall give to the Bank at least Thirty (30) days prior written notice of cancellation and that any loss thereunder in respect of the property shall be payable notwithstanding any occupation or use for purposes more hazardous than permitted by the terms of such policy, any breach of any warranty, representation or covenant contained in such policy, any act or neglect of the Borrower, or any foreclosure or other proceedings or notice of sale or of any change in title or ownership. Within Thirty (30) days after written notice from Bank, Borrower shall obtain such additional insurance as Bank may request.

         7.5 Debts and Taxes. The Borrower shall pay and discharge all current obligations in a manner Consistent with commercially reasonable practice, including without limitation, trade accounts payable and all taxes, assessments, and governmental charges and levies imposed upon it or upon its income or profits or upon any of its property prior to the date on which penalties attach; provided, however, the Borrower shall not be required to pay any such obligation, tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings if a reserve is maintained with respect thereto in accordance with GAAP and in amounts reasonably deemed adequate by Bank.

         7.6 Existence. The Borrower shall preserve and maintain its corporate existence and good standing as well as all of its rights, privileges, permits and licenses; shall conduct its business in an orderly and efficient manner; and shall comply with all material requirements of applicable laws, statutes, ordinances, rules and regulations.

         7.7 Access to Books and Inspection. The Borrower shall keep proper books of record and account for itself and shall give any representative of the Bank access to, and permit him to examine, copy or make extracts from, any and all of its books, records and documents, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers and with the certified public accountant reviewing the financial statements referred to in Section 7.2.2 hereof, all at such times and as often as may reasonably be requested.

         7.8 Compliance with ERISA. The Borrower shall at all times meet the minimum funding and reporting requirements of ERISA with respect to any Plan of the Borrower which is covered by ERISA, and shall deliver or cause to be delivered to the Bank such information concerning the Borrower's compliance therewith as the Bank may reasonably request. Immediately upon becoming aware of the occurrence of any (a) "reportable event" (as such term is defined in Section 4043 of ERISA), or (b) "prohibited transaction" (as such term is defined in
Section 406 or described in Section 3003(a) of ERISA) in connection with any such Plan, the Borrower shall give written notice to the Bank specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and when known, any action taken by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto.

         7.9 Reimbursement of Expenses and Indemnification. The Borrower shall reimburse the Bank for all costs and expenses, including reasonable attorneys' fees, incurred by the Bank in the collection of the Loans as well as all other obligations and liabilities of the Borrower to the Bank as a result of the occurrence of an Event of Default hereunder or in the pursuit of any remedy of the Bank available to it under or pursuant to this Agreement or any of the other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and liabilities, damages, costs, interest, charges, filing fees and taxes, expenses relating to title, stamp, mortgage or other taxes and liabilities for delays in paying them, counsel fees and disbursements and other expenses and penalties of which the Bank may at any time sustain or incur by reason of or in consequence of or arising out of the execution and delivery of, the consummation of the transactions contemplated by, or the amendment or modification of, or any waiver or consent under or in respect of the Agreement or any of the Loan Documents including without limitation the Notes. The provisions of this Section 7.9 shall survive the payment of the Notes and the termination of the Agreement.

         7.10 Grant of Security Interests. Except with respect to the liens permitted in Section 5.7 hereof, the Borrower has granted to the Bank a first priority security interest in and to the Collateral in which the Borrower has an interest, pursuant to and under the terms of this Agreement, wheresoever located, whether now owned or existing or hereafter acquired or arising, and all proceeds thereof, which security interests shall continue in full force and effect until all indebtedness, obligations and liabilities of the Borrower to the Bank (whether arising out of the Agreement or any other Loan Documents or otherwise and also including without limitation all future advances) shall have been fully satisfied. The Borrower will take any and all steps requested by the Bank to perfect, maintain and protect the Bank's security interest in any and all such assets.

         7.11 Depository Relationship. The Bank will be the principal depository in which substantially all of the Borrower's funds are deposited, and the principal bank account of the Borrower, as long as this Agreement is in effect and the Loans are outstanding. Borrower will grant the Bank the opportunity to provide corporate banking services required by the Borrower, including, without limitation, cash management, employee benefit plan services, employee banking, merchant credit card services and private banking services for members of the executive management of Borrower.

         7.12 Financial Covenants. During the term of this Agreement and while any portion of the Loans or the other obligations of the Borrower to the Bank are outstanding, the Borrower, together with Landlord and Beasley Transportation, Inc., on a consolidated basis, shall comply with the following financial covenants:

                  7.12.1 Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 at all times.

                  7.12.2   Maintain a Current Ratio of not less than 1.70 to
                  1.00 at all times;

                  7.12.3 Maintain a Quick Ratio of not less than 1.0 to 1.0 at all times;

                  7.12.4 Maintain a Debt to Tangible Net Worth Ratio of not greater than 1.0 to 1.0 at all times; and

                  7.12.5 Maintain a minimum Net Worth of not less than One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00) at all times.

         7.13 Further Assurances. The Borrower shall, at its cost and expense, upon reasonable request of the Bank, duly execute and deliver, or cause to be duly executed and delivered to the Bank, such further instruments and to do and cause to be done such further acts as may be necessary or proper in the opinion of the Bank to carry out more effectually the provisions and purposes of this Agreement.

         SECTION 8. Negative Covenants. Unless the Bank otherwise consents in writing, until payment or performance in full of the Notes and all other obligations and liabilities of the Borrower to the Bank, the Borrower agrees as follows:

         8.1 Liens. The Borrower shall not mortgage or otherwise encumber any of its assets to anyone other than the Bank without the Bank's prior written consent except:

                  8.1.1    Those liens required by this Agreement;

                  8.1.2 Liens, pledges or deposits for workmen's compensation, unemployment insurance, old age benefits or social security obligations, statutory obligations or other similar charges, liens for current taxes or assessments not yet due or which are payable without penalty or the validity of which is being contested in good faith and by appropriate proceedings upon stay of execution of the requirement thereof and a reserve is maintained with respect thereto in accordance with GAAP and in amounts deemed reasonably adequate by the Bank, or deposits required to be made in the ordinary course of business;

                  8.1.3 The pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceeding, or liens for judgments or awards in respect of which the Borrower shall be prosecuting an appeal or proceeding for review in good faith so long as execution is not levied thereunder and provided that an adequate reserve in accordance with GAAP for the payment of such judgments or awards is maintained; or

                  8.1.4    Those liens described on attached Exhibit 5.7.

         8.2 Sale of Assets; Consolidation; Merger; Distributions; Capital Structure. The Borrower shall not:

                  8.2.1 Make any material change in the nature of its business, or sell, lease, transfer, exchange, or otherwise dispose of all or a substantial part of its properties and/or assets to any person, firm, corporation or other entity except for sales of assets in the ordinary course of business; or

                  8.2.2 Consolidate with, merge into, acquire or otherwise combine with any other corporation; or

                  8.2.3 Not declare or pay any dividend or distributions (except stock dividends) on its capital stock if an Event of Default has occurred prior to such distributions or will occur as a result of such distribution.

                  8.2.4 Not make any inter-company payments of any kind (including, without limitation, debt repayments, payments for goods or services or otherwise, if an Event of Default has occurred prior to such payments or will occur as a result of such payment.

                  8.2.5 Alter or amend its capital structure or sell or issue new capital stock, or purchase, redeem or otherwise acquire for value any of its capital stock.

         8.3 Loans and Investments. The Borrower shall not make or permit to exist any loans or advances to or investments in any person, firm, corporation or other entity except:

                  8.3.1 Investments in direct obligations of the United States Government maturing within one year of acquisition thereof;

                  8.3.2 Investments in certificates of deposit or savings accounts of a bank (other than the Bank), with a maturity of no more than one year and in amounts of not more than $100,000 in any such bank, and with respect to the Bank, with any maturity and in any amounts;

                  8.3.3 Investments in money market funds, commercial paper of corporations rated A-l by Standard and Poor's Corporation or P-l by Moody's Investors Service, Inc. or of any affiliate of the Bank, and in obligations insured directly or indirectly by the government of the United States; or

                  8.3.4    Deferred payments by customers of the Borrower; or

                  8.3.5 Loans to or investments in third parties, as previously approved by the Bank or, which are currently reflected on the Borrower's financial statements.

         8.4      Fiscal Year. The Borrower shall not change its fiscal year.

         8.5 Management. The Borrower shall not permit any material change in its day-to-day executive management personnel to occur except by death, protracted illness, disability or disqualification or to allow any material change in the equity ownership of the Borrower.

         8.6 Indebtedness. The Borrower shall not become liable, directly or indirectly, as guarantor or otherwise for any obligation except for the endorsement of commercial paper for deposit or collection in the ordinary course of business; further, Borrower will not incur, create, assume or permit to exist any indebtedness except: (a) the Loans and the Mortgage Loan; (b) existing indebtedness as shown on the Borrower's current financial statements to be permitted to exist after the Closing; and (c) trade indebtedness incurred in the ordinary course of business.

         SECTION 9. Events of Default. The occurrence of any one or more of the following events shall be deemed a default of this Agreement:

         9.1 Default in Payment. The Borrower shall fail to pay any part or all of the principal or interest required by this Agreement and the Notes after becoming due and payable.

         9.2 Insolvency; Judgments. Any proceedings shall be commenced in a court of competent jurisdiction by or against the Borrower seeking an order (i) for relief under the Bankruptcy Code or establishing the insolvency of the Borrower, (ii) appointing a trustee, receiver or other custodian of the Borrower or of any substantial part of Borrower's property, or (iii) approving or effecting an arrangement for the liquidation, dissolution, winding up or reorganization of the Borrower pursuant to the Bankruptcy Code, or any other law for the relief of debtors, or seeking judicial modification or alteration of the rights of the Bank hereunder or under the Notes; and any such proceedings described in clauses (i), (ii), or (iii) shall not be dismissed, any such receiver, trustee or other custodian shall not be discharged, or jurisdiction of the court shall not be relinquished or vacated or stayed on appeal or otherwise within Thirty (30) days from commencement of any such proceedings or the Borrower shall (iv) file any petition, commence any proceedings or take or consent to any other action seeking any such judicial order described in clauses
(i), (ii) or (iii) preceding, or (v) make an assignment for the benefit of its creditors, or (vi) become insolvent, or admit in writing the inability to pay its debts and obligations, as they become due, or (vii) have failed within, Thirty (30) days to pay or otherwise discharge any one or more judgments or attachments against it exceeding Twenty-five Thousand and No/100 Dollars ($25,000) in the aggregate, except those that are being contested in good faith and enforcement or execution of which has been stayed and for which adequate reservation accordance with GAAP for the payment thereof are maintained.

         9.3 Misrepresentation. Any representation or warranty made by the Borrower in this Agreement or in any financial statements, instruments, agreements, certificates or reports furnished to the Bank in connection herewith proves to be untrue or misleading in any material respect as of the date it is made or deemed to have been made.

         9.4 Other Defaults. The Borrower shall default in the performance of any covenant, obligation or agreement contained herein or in any of the other Loan Documents, which default, other than the defaults set forth in Section 9.1 hereof or violation of the negative covenants set forth in Section 8 hereof, if subject to cure, shall remain uncured for Thirty (30) days after the Bank provides the Borrower with notice of the occurrence thereof.

         9.5 Default of Other Obligations. The Borrower shall fail to pay any material indebtedness to or perform any other obligation to any other firm, party or person, and such failure shall continue beyond any applicable grace period and result in the acceleration of such indebtedness or obligation or the Borrower shall suffer to exist beyond any applicable grace period any other event of default under any material agreement binding upon the Borrower, including, without limitation, the lease of the Leased Premises, unless such event of default has been waived in writing by the appropriate party or parties to such agreement.

         9.6 Adverse Changes. Any material adverse change in the Borrower's business, financial condition or management, as determined by the Bank in the reasonable exercise of its discretion.

         9.7 Loss of Collateral. The loss, theft, substantial damage to or destruction of any Collateral for which there is either no insurance coverage or for which, in the sole and exclusive opinion of the Bank, there is insufficient coverage, or the making or filing of any lien, except permitted liens, levy, or execution on, or seizure, attachment or garnishment of, any Collateral.

         9.8 Insecurity. The Bank at any time and for any justifiable reason shall believe in good faith that the prospect of repayment of the Loans or any part thereof and the Borrower's compliance with the terms of the Loan Documents is or will be impaired.

         9.9 Invalidity of Loan Documents. Any material provision of any of the Loan Documents shall at any time and for any reason cease to be valid and binding upon the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or proceedings shall be commenced by any governmental agency or authority having jurisdiction over the Borrower seeking to establish the invalidity or unenforceability thereof, or the Borrower shall improperly deny that it has any or further liability or obligation under this Agreement or the Loan Documents.

         9.10 Cross Default. Landlord shall default in the performance of any covenant, obligation or agreement contained in any credit or collateral document entered into with the Bank, it being the express intent of the Bank that any default under such credit and collateral documents shall constitute a default under the Loan Documents.

         SECTION 10. Rights on Default. Upon the occurrence of an Event of Default and at any time thereafter (said Event of Default not having previously been cured), the Bank shall have the remedies of a secured party under the Uniform Commercial Code as amended and in effect in Indiana from time to time. Borrower agrees that it shall not be entitled to relief from valuation and appraisement laws, and Borrower waives any and all rights thereto. The Bank may appropriate, set off and apply to the payment of the obligations, any Collateral in, or coming into, the possession of the Bank or any of its affiliates or agents, without notice to the Borrower and in such manner as the Bank may in its discretion determine.

         SECTION 11. Set Off. If any Event of Default occurs hereunder, any indebtedness from the Bank to the Borrower may be set off and applied toward the payment of the Notes and/or any other liability of the Borrower to the Bank, whether or not the Notes or other liability, or any part thereof, shall then be due.

         SECTION 12. General Provisions.

         12.1 Rights and Remedies of Bank. No delay or omission of the Bank to exercise any right or power hereunder shall impair such right or power or be construed as a waiver of any default or as acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right or power; and no waiver shall be valid unless in writing signed by the Bank, and then only to the extent specifically set forth in such writing, All rights and remedies hereunder and under any of the other Loan Documents or by law afforded shall be cumulative and all shall be available to the Bank until the Notes and all other liabilities of the Borrower to the Bank have been paid in full and all obligations of the Borrower to the Bank have been satisfied.

         12.2 Appointment. To effectuate the terms and provisions hereof, the Borrower hereby designates and appoints the Bank and each of its designees or agents as attorney in fact of the Borrower, irrevocably and with power of substitution, with authority upon the occurrence of an Event of Default, to: receive, open and dispose of all mail addressed to the Borrower and notify the Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate, endorse the name of the Borrower on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into the Bank's possession, sign the name of the Borrower on any invoices, documents, drafts against or notices to Account Debtors or obligors of the Borrower, assignments and requests for verification of accounts, execute proofs of claim and loss, endorsements, assignments or other instruments of conveyance or transfer, adjust and compromise any claims under insurance policies or otherwise, execute releases, and do all other acts and things necessary or advisable in the sole and exclusive discretion of the Bank to carry out and enforce this Agreement, or the Borrower's obligations to the Bank. All acts done under the foregoing authorization are hereby ratified and approved and neither the Bank nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable while any indebtedness shall remain unpaid.

         12.3 Financing Statements; Additional Documents. The Borrower authorizes the Bank to file one or more financing statements, this Agreement and any other documents, instruments or statements of any kind on its behalf in those public offices deemed necessary by the Bank in its sole discretion to perfect and continue the perfection of its security interest in the Collateral and to protect, defend and further assure the grant, validity and perfection thereof. In addition, the Borrower will, at its expense deliver or cause to be delivered such other documents, as the Bank may request to secure payment of the indebtedness referred to herein or to further perfect, protect and defend the security interest granted herein, including, without limitation, any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon.

         12.4 Litigation. In the event of any litigation with respect to any matter connected with this Agreement, the Borrower's obligations to the Bank or the Collateral, Borrower hereby irrevocably consents to the jurisdiction of the Courts of the State of Indiana and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to such obligations, this Agreement, the Loan Documents or the Collateral. Borrower hereby waives personal service of any process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to Borrower at any address of Borrower set forth in this Agreement or appearing on the books and records of the Bank. Borrower so served shall appear or answer to such process within Thirty (30) days after the mailing thereof. Should Borrower so served fail to appear or answer within said Thirty (30) day period, Borrower shall be deemed in default and judgment may be entered by Bank against Borrower for the amount or such other relief as may be demanded in any process so served. In the alternative, in its sole discretion, the Bank may effect service upon Borrower in any other form or manner permitted by law.

         12.5 Waiver of Various Rights. The Borrower hereby waives all rights of valuation and appraisement in connection with or arising out of any of the Loan Documents including without limitation this Agreement and the Notes, or the validity, protection, interpretation, collection or enforcement thereof or any other claim or dispute howsoever arising between the Borrower and the Bank. The Borrower waives acceptance or notice of acceptance hereof and agrees that the Agreement, the Notes, and all of the other Loan Documents shall be fully valid, binding, effective, and enforceable as of the date hereof even though this Agreement and any one or more of the other Loan Documents which require the signature of the Bank, may be executed by or on behalf of the Bank on other than the date hereof. The Borrower waives notice of presentment, notice of dishonor, demand, protest of all instruments included in or evidencing the Borrower's obligations to the Bank or Collateral. Borrower further waives any right to require the Bank to marshall any assets in favor of the Borrower, any other creditor of the Borrower or any other person claiming any rights by or through the Borrower to any of the Collateral in which the Bank has a security interest. THE BANK AND THE BORROWER HEREBY WAIVE THE RIGHT OF TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

         12.6 Bank's Responsibilities. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower or Borrower's designee.

         12.7 Survival. All representations, warranties, and covenants of the Borrower herein or in any certificate, agreement or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Bank and shall survive the making of Loans and delivery to the Bank of the Notes. All statements in any such certificate or other instrument shall constitute warranties and representations hereunder by the Borrower, as the case may be.

         12.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, that the Borrower may not assign (whether by operation of law or otherwise) its rights hereunder without the prior written consent of the Bank. The provisions of this Agreement are intended to be for the benefit of any holder, from time to time, of the Notes and shall be enforceable by such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by the Bank, its successors or assigns.

         12.9 Governing Law; Severability. This Agreement and the other Loan Documents have been or are being executed and delivered and are intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the laws of the State of Indiana. Whenever possible, each provision of this Agreement or any related agreement or instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this or any related agreement or instrument.

         12.10 Headings; Exhibits. The section headings used herein are for convenience only and shall not be read or construed as limiting the substance or generality of this Agreement. All agreements and instruments attached hereto as exhibits and referred to herein, including the executed originals thereof, shall be deemed a part of the Agreement.

         12.11 Notices. Notices or demands under this Agreement shall (unless otherwise expressly provided) be in writing and shall be delivered, by hand, courier, or the United States Mail (registered or certified mail), with all expenses of delivery being prepaid, and shall be addressed as follows:

If to the Borrower:        Beasley Food Service, Inc.
                           4863 West Vernal Pike
                           Bloomington, Indiana 47404
                           Attention: Charles Beasley, President
with copies (which shall not constitute notice) to:

                           Barnes & Thornburg
                           11 South Meridian Street
                           Indianapolis, Indiana 46204
                           Attention: John W. Boyd, Esq.

                           And

                           Syndicated Food Service International, Inc.
                           Overlook III, Suite 750
                           2859 Paces Ferry Road
                           Atlanta, Georgia 30339
                           Attention: Chief Executive Officer

If to the Bank:            Old National Bank
                           121 East Kirkwood Avenue
                           Bloomington, Indiana 47408
                           Attention: Jovita S. VanDerSnick

with a copy (which shall not constitute notice) to:

                           Krieg DeVault LLP
                           One Indiana Square, Suite 2800
                           Indianapolis, Indiana 46204-2017
                           Attention: Bradley S. Fuson, Esq.

or at such other address as the Borrower or the Bank shall have furnished to the other in writing. Any notice or demand so addressed and mailed by registered or certified mail shall be deemed to be given Three (3) days after the date so mailed, Any notice or demand so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         12.12 Business Day. If any installment of principal or interest on the Notes falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and such payment will be payable at the applicable rate of interest for the period of such extension.

         12.13 Modification, Counterparts. This Agreement may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution. This Agreement may be signed in any number of counterparts each of which shall be considered an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12.14 Certificates. Unless otherwise expressly provided, this Agreement and the other Loan Documents, or any notice, request, certificate or statement of the Borrower required or permitted to be made or given under any provisions hereof shall be sufficient when signed by the President of the Borrower. The Bank may rely upon the certificate of the Secretary of the Borrower as to the adoption of resolutions by the Board of Directors of the Borrower or as to the incumbency and authority of those officers signing on behalf of the Borrower.

         12.15 Interest Rate Limitations. Notwithstanding anything contained herein to the contrary, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result at the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank on the earliest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

         12.16 Other Agreements. This Agreement and the other Loan Documents shall be construed consistently with each other in order to best effectuate the intent of the Borrower and the Bank in entering into the relationships contemplated by all these agreements. The agreements referenced herein constitute the sole and entire agreement of the parties and no statement or promise has been made with respect to the subject matter of these agreements other than as expressed herein. In the event of a conflict between the terms of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control, except with respect to the Notes, those terms shall control.

         12.17 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any relationship between the Bank and the Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

         12.18 Participations. Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank may at any time enter into participation agreements with one or more participating banks whereby the Bank will allocate certain percentages of its commitments to them. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that its obligations under this Agreement are undertaken for the benefit of, and as inducement to, any such participating bank as well as the Bank, and the Borrower hereby grants to each such participating bank, to the extent of its participation in the Loans, the right to set off deposit accounts maintained by the Borrower with such bank.

         12.19 Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not effect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first written above.

                                       BEASLEY FOOD SERVICE, INC.
                                              ("Borrower")

                                       By: /s/ Charles A. Beasley
                                           ------------------------------------
                                           Charles A. Beasley, President

                                       OLD NATIONAL BANK
                                           ("Bank")

                                       By: /s/ Jovita S. VanDerSnick
                                           ------------------------------------
                                           Jovita S. VanDerSnick, Vice President

Exhibits:         1.3     - Application for Advance
                  1.11    - Borrowing Base Certificate
                  1.13    - Certificate of No Default
                  5.4     - Litigation Summary
                  5.7     - Permitted Liens
                  5.10    - Employee Benefit Plans Description
                  5.12    - Borrower's Business Locations
                  5.12-A  - Legal Descriptions

STATE OF INDIANA                       )
                                       )SS:
COUNTY OF MARION                       )

         Before me the undersigned, a Notary Public in and for said County and State, personally appeared Charles A. Beasley, the President of Beasley Food Services, Inc., a Delaware corporation, who acknowledged the execution of the above and foregoing Credit Agreement on behalf of said entity as of February _, 2003.

                                                ________________________________
                                                          Notary Public
                                                ________________________________
                                                           Printed

My Commission Expires:                          My County of Residence:

______________________                     ________________________________

                                   EXHIBIT 1.3

Old National Bank
121 East Kirkwood Avenue
Bloomington, Indiana 47408
Attention: Jovita S. VanDerSnick

Dear Ms. VanDerSnick:

         Pursuant to a certain Credit Agreement dated February 27, 2003 (referred to herein as "Agreement") by and between Beasley Food Service, Inc. ("Borrower") and Old National Bank ("Bank"), application is hereby made for an advance under the Revolving Line of Credit in the principal sum of $ _____________. Our records indicate that the principal balance of advances under the Revolving Line of Credit to the date hereof, exclusive of the advance hereby requested, totals $__________, and that the total outstanding indebtedness (including the advance requested hereby) will not exceed the amount available under the borrowing formula set forth in the Agreement as evidenced by the Borrowing Base Report attached as Exhibit A.

         Please disburse the advance as follows:

         [ ] wire transfer to Account # _______________________ maintained by the Borrower at _______________.

         [ ] by issuing your cashier's check in the amount of the advance hereby requested made payable to________________________.

         [ ] by crediting to Account #______________________ maintained by the Borrower with the Bank.

         By making this request, the undersigned certifies that no Event of Default or Unmatured Event of Default, as such terms are defined under the Agreement, has occurred and is continuing and that, to the best knowledge of the undersigned, there is no reason to believe that any changes have occurred in the financial condition or the asset base of the undersigned which could result in an Event of Default or substantially impair the amount of the Borrowing Base as set forth on the Borrowing Base Report attached hereto as Exhibit A.

                                        BEASLEY FOOD SERVICE, INC.

Dated: ________________                 By:_____________________________________

                                        Printed: EXHIBIT

                                        Title: _________________________________

                                  EXHIBIT 1.11

BORROWING BASE CERTIFICATE
--------------------------------------------------------------------------------
Old National Bank                                      Date: _____________, 200_
121 Kirkwood Avenue
Bloomington, Indiana 47408

This Borrowing Base Certificate is furnished pursuant to Section 7.2.5 of a certain Credit Agreement (the "Agreement") dated February 27, 2003 between BEASLEY FOOD SERVICE, INC. (the "Borrower") and OLD NATIONAL BANK (the "Bank"). Capitalized terms are as defined in the Agreement.
--------------------------------------------------------------------------------
RECEIVABLES:   Aged as of_______________, ________ -Credit Terms of___________
--------------------------------------------------------------------------------
Total Receivables:                 $
--------------------------------------------------------------------------------
Less Excluded Accounts:            $(           )
--------------------------------------------------------------------------------
Eligible Receivables:              $     x 70% =            1$
--------------------------------------------------------------------------------
LESS PACA INVENTORY               ($    xl00%) =            2($         )
DEDUCTION
--------------------------------------------------------------------------------
TOTAL BORROWING BASE: (1-2)                                 3$
--------------------------------------------------------------------------------
LOAN BALANCE:
--------------------------------------------------------------------------------
Principal Amount Outstanding      A$
under Revolving Line of Credit
--------------------------------------------------------------------------------
TOTAL LOANS SUPPORTED BY BORROWING BASE [A]:
$____________________________
--------------------------------------------------------------------------------
BORROWING BASE SURPLUS/DEFICIENCY:       [3 - A]                   $__________
--------------------------------------------------------------------------------

The undersigned, on behalf of the Borrower, certifies that, except as provided in the Agreement, all Receivables of the Borrower in which the Bank has a security interest are subject only to a first lien in favor of the Bank. The undersigned further certifies that it has reviewed the foregoing Borrowing Base listing and based upon that and a review of the Borrower's financial records, the information furnished is accurate to the best of its knowledge and belief, and the Bank may rely on its accuracy in making credit decisions. No material changes in the value set forth have occurred subsequent to the aging or valuation dates listed. If changes occur in these values so as to create a Borrowing Base Deficiency, the Borrower will eliminate that Deficiency by submitting sufficient payments on the Loans, and will submit an amended Certificate reflecting the current values.

                                                BEASLEY FOOD SERVICE, INC.

                                                By: ____________________________

                                                Title: _________________________

                                                Date:___________________________

EXCLUDED ACCOUNTS:

  a)     Receivables more than 60 days past due                 $

  b)     Receivables from a Person
         affiliated with or related to Borrower                 $_______________

  c)     Receivables subject to any off-set,
         reduction or claim                                     $_______________

  d)     Receivables owed by any Account Debtor
         where 25% or more of its accounts payable
         to Borrower are more than 90 days past
         the invoice date                                       $_______________

  e)     Federal Government Receivables not
         properly assigned to Old National Bank                 $_______________

  f)     Centra-accounts                                        $_______________

  g)     Foreign accounts not supported by letters of credit    $_______________

  h)     Other                                                  $_______________

                                  EXHIBIT 1.13

                            CERTIFICATE OF NO DEFAULT

         In compliance with Section 7.2.6 of that certain Credit Agreement by and between BEASLEY FOOD SERVICE., INC. ("Borrower") and OLD NATIONAL BANK ("Bank") dated as of February 27, 2003 ("Agreement"), the undersigned hereby certifies that he is the duly elected, qualified, and acting ______________of the Borrower, and he further certifies and warrants that as of the date hereof, there exists no Event of Default or Unmatured Event of Default (as such terms are defined in the Agreement) under any of the terms and conditions of the Agreement, except as set forth below:

         The Borrower has taken or plans to take the following action with respect to the Event of Default or Unmatured Event of Default described above:

         The representations and warranties of the Borrower contained in the Agreement, including those contained in Section 5 thereof, continue to be true as of the date hereof, except that the representations and warranties in Section
5.3 of the Agreement shall be deemed given with respect to the financial statements accompanying this certificate as of the date of such financial statements.

         The Borrower's records indicate that as of the date hereof, the principal balance of advances under the Line of Credit totals
$___________________________and that the total outstanding indebtedness under the Line of Credit does not exceed the amount available under the Borrowing Base set forth in Section 10 of the Agreement.

         IN WITNESS WHEREOF, the undersigned has set his hand for and on behalf of the Borrower this ___day of________________________, 20_.

                                                BEASLEY FOOD SERVICE, INC.

                                                By: ____________________________

                                                Printed: _______________________

                                                Title: _________________________

                                   EXHIBIT 5.4

                         LITIGATION DISCLOSURE SCHEDULE

None

                                   EXHIBIT 5.7

                                 PERMITTED LIENS

None

                                  EXHIBIT 5.10

                       EMPLOYEE BENEFIT PLANS DESCRIPTION

-        Principal Financial 401 (k) Plan

-        Beasley Produce Employee Health Insurance Plan - Anthem

-        Beasley Produce Section 125 Cafeteria Plan

                                  EXHIBIT 5.12

                          BORROWER'S BUSINESS LOCATIONS

4863 West Vernal Pike
Bloomington, Indiana 47404

                                 EXHIBIT 5.12-A

                               LEGAL DESCRIPTIONS

Owner of Record:       Syndicated Bloomington I LLC, a Delaware limited
                       liability company

Legal Description      See attached

                                    EXHIBIT A

Lots Numbered Thirty (30) and Thirty-one (31) in Northwest Park Subdivision as shown by the recorded plat thereof, recorded in Plat Cabinet "C", Envelope 146 and as amended by Amendment to a Plat recorded in Plat Cabinet "C", Envelope 155, in the Office of the Recorder of Monroe County, Indiana.